Exhibit 10.1

Professional Diversity Network, Inc.
2013 Equity Compensation Plan
Nonqualified Stock Option Award Agreement

Name of Participant:

I am pleased to inform you that the Compensation Committee of the Board of Directors of Professional Diversity Network, Inc. (the “Committee”) has approved a grant to you of an Award of Nonqualified Stock Options of Professional Diversity Network, Inc., a Delaware corporation (the “Company”), as described in this Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award Agreement, which includes Exhibit A (this “Agreement”).

1.           Grant of Nonqualified Stock Options.  The Company hereby grants to you a Nonqualified Stock Option to purchase from the Company the number of Shares set forth next to “Number of Shares Awarded” on Exhibit A (for purposes of this Agreement “Share” means the Company’s common stock, $0.01 par value per share), subject to the terms, conditions and provisions of Professional Diversity Network, Inc. 2013 Equity Compensation Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference, and this Agreement. Except to the extent expressly provided herein, capitalized terms used in this Agreement shall have the same meaning ascribed thereto in the Plan. The Nonqualified Stock Options are not intended to qualify as incentive stock options pursuant to Section 422 of the Code.

2.           Grant and Exercise Price.  The date of grant of the Nonqualified Stock Option is the date set forth next to “Grant Date” on Exhibit A (the “Grant Date”). The Option Price of the Nonqualified Stock Option is the price per share set forth next to “Exercise Price per Share” on Exhibit A (the “Exercise Price”) and it shall not be less than Fair Market Value of a Share on the Grant Date.

3.           Vesting.  You cannot exercise your Nonqualified Stock Option and purchase the Shares until your Nonqualified Stock Option is vested, which will occur as set forth under “Vesting Schedule” on Exhibit A (each date a Nonqualified Stock Option becomes vested is the “Vesting Date”). Subject to the Plan and this Agreement, each vested Nonqualified Stock Option may be exercised and Shares may be purchased, in whole or in part, beginning on the applicable Vesting Date and ending at 5:00 p.m. Eastern Standard Time (“EST”) on the date set forth next to “Expiration Date of Award” on Exhibit A (the “Expiration Date”). The Nonqualified Stock Option will vest and become exercisable as to the portion of Shares and on the dates specified in the Vesting Schedule so long as your service with the Company is continuous and does not end. The Vesting Schedule is cumulative, meaning that to the extent your Nonqualified Stock Option has not already been exercised and has not expired, been cancelled or terminated, you may at any time purchase all or a portion of the Shares that are vested pursuant to the Vesting Schedule. The terms of the Plan and this Agreement shall govern the forfeiture and the expiration of the Nonqualified Stock Options at any time on, prior to or after the Nonqualified Stock Option becomes vested. This Nonqualified Stock Option may be exercised only while you continue to provide services to the Company or any Affiliate, and only if you have continuously provided such services since the date this Nonqualified Stock Option was granted. The following provisions shall also apply:

Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award AgreementPage

(a)           In the event your employment or service terminates by reason of your death or disability (as defined in Section 22(e)(3) of the Code) (“Permanent Disability”), then all unvested Nonqualified Stock Options shall be forfeited and cancelled, and the vested Nonqualified Stock Options shall expire and be forfeited on the earlier of (i) the Expiration Date, or (ii) at 5 p.m. EST one (1) year after your date of employment or service termination for death or Permanent Disability. You shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Company in such form and manner, and at such times, as the Company may require and you agree that any determination by the Company that you do or do not have a Permanent Disability shall be final and binding upon you.

(b)           In the event your employment or service is terminated by the Company for Cause, then all Nonqualified Stock Options whether vested or unvested shall be forfeited and cancelled immediately on the date of your termination of employment or service for Cause. Any determination by the Company that you have been terminated for Cause shall be determined by the Company in its sole discretion and shall be final and binding on you.

(c)           In the event your employment or service terminates for any reason other than those enumerated in (a) and (b) of this Section 3, then (i) the portion of each Nonqualified Stock Option that has not vested on or prior to the date of your employment or service termination shall immediately terminate and (ii) the remaining vested portion of each Nonqualified Stock Option shall terminate on the earlier of the applicable Expiration Date or 5:00 p.m. EST on the date that is ninety (90) days after the date of your termination of employment or service.

(d)           Notwithstanding anything to the contrary in this Agreement in the case of a Nonqualified Stock Option, if you shall die at any time after your termination of employment or service and prior to the date of termination of the applicable Nonqualified Stock Option, then the remaining vested but unexercised portion of the applicable Nonqualified Stock Option shall terminate on the earlier of the Expiration Date or 5:00 p.m. EST one (1) year after your date of death.

4.           No Shareholder Rights.  You shall not be entitled to vote, receive dividends or be deemed for any purpose the holder of any Shares and no Nonqualified Stock Option or any interest therein may be sold, assigned, margined, transferred, encumbered, gifted, alienated, hypothecated, pledged or disposed of except by will or by the laws of descent and distribution, until the Nonqualified Stock Option shall have been duly exercised to purchase such Shares in accordance with the provisions of this Agreement and the Plan and a certificate evidencing the Shares shall be issued by the Company, and all Nonqualified Stock Options shall be exercisable during your lifetime only by you.

5.           Exercise and Issuance of Certificates.  You may exercise your vested and non-expired Nonqualified Stock Options, in whole or in part, by providing written notice of exercise on a form provided by the Committee to the Company. Such notice shall be accompanied by payment in full of the Exercise Price or by other means approved by the Committee in writing. As soon as practicable after an effective exercise and full payment of the Exercise Price in accordance with the terms of this Agreement and the Plan, the Company shall cause certificates for the appropriate number of the Company’s Shares to be issued to you.

Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award AgreementPage

6.           Award Subject to Plan.  This Award of Nonqualified Stock Options is granted pursuant to the Plan, as in effect on the Grant Date, and is subject to all the terms and conditions of the Plan as the same may be amended from time to time and the rules, guidelines and practices governing the Plan adopted by the Committee; provided, however, that no such amendment shall materially impair your rights under this Agreement without your consent, unless required to comply with applicable law. A copy of the Plan and the prospectus has been furnished to you. The Company shall, upon written request, send a copy of the Plan, in its then current form, and the prospectus, in its then current form, to you. In the event of any conflict between the terms, conditions and provisions of the Plan and this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

7.           Payment of Withholding Taxes.  If the Company becomes obligated to withhold an amount on account of any federal, state or local income tax imposed as a result of this Award of Nonqualified Stock Options or the exercise of Nonqualified Stock Options (such amounts shall be referred to herein as the “Withholding Liability”), you agree to pay the Withholding Liability to the Company at such time and in such manner as is required by the Company. The obligations of the Company under the Plan and this Agreement shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such Withholding Liability from any payment otherwise due to you.

8.           Notices.  All notices and other communications required or permitted to be given under the Plan or this Agreement shall be in writing or other form approved by the Committee and shall be deemed to have been duly given as follows (a) if to the Company mailed first class, postage prepaid to Professional Diversity Network, Inc., 801 W. Adams St., Ste. 600, Chicago, Illinois 60607, to the attention of the Secretary of the Company; or (b) if to you then delivered personally, mailed first class, postage prepaid at your last address known to the sender at the time the notice or other communication is sent or delivered, or by e-mail, interoffice mail, intranet or other means of office communication determined by the Committee.

9.           Stock Exchange Requirements; Applicable Laws.  You agree to comply with all laws, rules, and regulations applicable to the grant and vesting of each Award of Nonqualified Stock Options and the sale or other disposition of Shares received pursuant to each Award of Nonqualified Stock Options, including, without limitation, compliance with the Company’s insider trading policies. The Shares you receive under the Plan will have been registered under the Securities Act of 1933, as amended (the “1933 Act”). If you are an “affiliate” of the Company, as that term is defined in Rule 144, promulgated pursuant to the 1933 Act (“Rule 144”), you may not sell the Shares received pursuant to an Award of Nonqualified Stock Options except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Company may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Company deems appropriate to comply with federal and state securities laws.

Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award AgreementPage

10.           No Employment or Continued Service Rights.  Nothing contained herein shall be deemed to alter the relationship between the Company or an Affiliate and you, or the contractual relationship between you and the Company or an Affiliate if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment or service between the Company or an Affiliate and you. The Company or an Affiliate and you continue to have the right to terminate the employment or service relationship at any time for any reason, except as otherwise provided in a written contract. The Company or an Affiliate shall have no obligation to retain you in its employ or service as a result of the Plan, this Agreement or the Award of Nonqualified Stock Options. There shall be no inference as to the length of employment or service hereby, and the Company or an Affiliate reserves the same rights to terminate your employment or service as existed prior to you becoming a Participant in the Plan, entering into this Agreement or receiving the Award of Nonqualified Stock Options.

11.           Governing Law and Venue.  This Agreement and the Award of Nonqualified Stock Options granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to conflict of law principles thereof. In the event of litigation arising in connection with actions under this Agreement and/or the Award of Nonqualified Stock Options, you agree that you shall submit to the jurisdiction of courts located in Cook County, Illinois, or to the federal district court located in Cook County, Illinois.

12.           Entire Agreement.  This Plan and this Agreement constitute the entire agreement with respect to the subject matter hereof and thereof, provided that in the event of any inconsistency between the Plan and this Agreement, the terms and conditions of the Plan shall control.

13.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Immediately Follows]

Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award AgreementPage

In Witness Whereof, this Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Agreement is executed by the parties on the Grant Date.

Professional Diversity Network, Inc.

By:
Printed:	David Mecklenburger
Title:	CFO

Accepted And Agreed to:

(Printed Name)

Professional Diversity Network, Inc. 2013 Equity Compensation Plan Nonqualified Stock Option Award AgreementPage

Exhibit A

Schedule of Award

Professional Diversity Network, Inc.
2013 Equity Compensation Plan
Nonqualified Stock Option Award

Participant Information:

(Participant Name)	(Participant Street Address, City, State and Zip Code)

Grant Date:

Number of Shares Awarded:

Exercise Price per Share:

Expiration Date of Award: [No later than 10th anniversary of Grant Date for U.S. Participants]

Vesting Schedule:

Number of Shares Vested	Vesting Date

Exhibit A